Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-QSB of South Street Financial Corp. (the “Company”) for the quarter ended March 31, 2004 (the “Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

SOUTH STREET FINANCIAL CORP.

Date: May 7, 2004	By:	/s/ R. Ronald Swanner
R. Ronald Swanner
President and Chief Executive Officer

Date: May 7, 2004	By:	/s/ Christopher F. Cranford
Christopher F. Cranford
Treasurer and Chief Financial Officer